Exhibit 99.3
OFFER TO EXCHANGE

Shares of Common Stock plus cash for	Shares of Common Stock plus cash for
any and all of the outstanding	up to 8,550,000 units of outstanding
6.50% Convertible Senior Notes Due 2012	Equity Units, stated amount $50.00 per unit,
(CUSIP No. 478366 AS6)	in the form of Corporate Units
(CUSIP No. 478366 602)
of
Johnson Controls, Inc.
To Our Clients:
          Enclosed for your consideration is a preliminary prospectus, dated August 20, 2009 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of Johnson Controls, Inc. (the “Company”) to exchange (a) any and all of its outstanding 6.50% Convertible Senior Notes due 2012 (the “Convertible Notes”) for the following consideration per $1,000 principal amount of Convertible Notes: (i) 89.3855 shares of the Company’s common stock, (ii) a cash payment of $120.00, and (iii) accrued and unpaid interest on the Convertible Notes to, but excluding, the settlement date, payable in cash (the “Convertible Notes Exchange Offer”), and (b) up to 8,550,000 units, or 95%, of its outstanding Equity Units, stated amount $50.00 per unit (the “Equity Units”), in the form of Corporate Units (the “Corporate Units” and, together with the Convertible Notes, the “Securities”) comprised of a purchase contract obligating the holder to purchase from the Company shares of its common stock, and a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 11.50% Subordinated Notes due 2042 (the “Subordinated Notes”), for the following consideration per Corporate Unit: (i) 4.8579 shares of the Company’s common stock, (ii) a cash payment of $6.50 and (iii) a distribution consisting of the pro rata share of accrued and unpaid interest on the Subordinated Notes to, but excluding, the settlement date, payable in cash (the “Corporate Units Exchange Offer” and, together with the Convertible Notes Exchange Offer, the “Exchange Offers”). The Company is not offering to exchange any Equity Units in the form of Treasury Units.
          This material is being forwarded to you as the beneficial owner of the Securities held by us for your account but not registered in your name. A tender of such Securities may only be made by us as the holder of record and pursuant to your instructions.
          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal.
          Your instructions should be promptly forwarded to us in order to permit us to tender the Securities on your behalf in accordance with the terms and conditions of the Exchange Offers. Each of the Exchange Offers will expire at 11:59 p.m., New York City time, on September 17, 2009, unless extended or earlier terminated by the Company (such date and time for each Exchange Offer, as may be extended, the “Expiration Date”). Securities tendered pursuant to the Exchange Offers may be withdrawn at any time prior to 11:59 p.m., New York City time, on the applicable Expiration Date or, if not previously returned by the Company, after 40 business days from the commencement of the Exchange Offers if the Company has not accepted the tendered Securities for exchange by that date.
          Your attention is directed to the following:
•	The Convertible Notes Exchange Offer is for any and all of the Convertible Notes, and the Corporate Units Exchange Offer is for up to 8,550,000 Corporate Units.

•	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offers—Conditions to the Exchange Offers.”

•	The Company will pay all transfer taxes, if any, applicable to the exchange of Securities pursuant to the Exchange Offers, except as set forth in Instruction 5 of the Letter of Transmittal.

•	Each of the Exchange Offers will expire at 11:59 p.m., New York City time, on September 17, 2009, unless extended or earlier terminated by the Company.
          IF YOU WISH TO HAVE US TENDER YOUR SECURITIES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.
          PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SECURITIES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS
The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Johnson Controls, Inc. with respect to its Securities.
This will instruct you to tender the Securities indicated below (or, if no number is indicated below, all Securities) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
Please tender the Securities held by you for my account as indicated below:

Convertible Notes (CUSIP No. 478366 AS6)

☐ Please tender $ aggregate principal amount of Convertible Notes (in integral multiples of $1,000)
☐ Please do not tender any Convertible Notes held by you for any account

Corporate Units (CUSIP No. 478366 602)

☐ Please tender units of Corporate Units
☐ Please do not tender any Corporate Units held by you for any account

Dated: , 2009

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

NONE OF THE SECURITIES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED WE WILL TENDER ALL THE SECURITIES HELD BY US FOR YOUR ACCOUNT.